Exhibit 99.1

DropCar Reports Second Quarter 2018 Financial Results

●	Completes 250,000th vehicle movement
●	Reports combined B2B & B2C revenue growth of 133% year over year for first six months
●	Binding term sheet to sell low-voltage contracting unit for $3.5 million
●	Announces changes to consumer offerings designed to increase margins towards profitability

NEW YORK, August 14, 2018 (GLOBE NEWSWIRE) -- DropCar Inc. (Nasdaq: DCAR), a provider of app-based mobility services and logistics software-as-a-service (SaaS) for automotive consumers and enterprises, today announced its financial results for the quarter ended June 30, 2018. In addition, DropCar is announcing that on August 9th, it entered into a binding term sheet for the sale of its low voltage contracting unit, and has made changes to its consumer offerings, all designed to increase margins and accelerate the path to profitability.

DropCar B2B

DropCar's enterprise (B2B) segment grew its revenues 135%, from $206,000 to $485,000, year-over-year for the first six months, driven by organic growth of existing enterprise customers and the onboarding of new top-tier automotive partners, particularly in the car sharing segment.

During the second quarter, DropCar’s corporate B2B platform experienced increasing Tier One demand, both in terms of scale and scope. As a result, DropCar has shifted the B2B segment’s focus toward higher-margin and scalable platform sales, with an increasing focus on SaaS and high-margin managed services.

DropCar B2C

DropCar's consumer (B2C) segment grew its revenues 133%, from $1.32 million to $3.08 million, for the first six months year-over-year in the second quarter, driven by increasing demand for by-the-hour personal driver services and consumer subscriptions. However, gross margins in the consumer subscriptions in their current form have not realized the same benefits of scale seen in the B2B segment.

As such, it is anticipated that on September 1, 2018, DropCar will be converting its existing “STEVE” service from an all-inclusive monthly parking and valet service bundle, in which DropCar valets pick up and drop off customer vehicles at locations outside of the downtown core, to an owner self-park model with access to a la carte on-demand valet services. DropCar intends to leverage its deep relationships with parking providers to offer discounted parking in prime areas, and then charge an additional per-pickup/drop off fee when customers desire the additional convenience of front door service.

DropCar believes that this change offers benefits to both consumers and DropCar: it moves the vehicles closer to where the owners live and gives them greater flexibility to retrieve their car when they need it (with or without a valet); in many cases reduces the cost of parking for owners; and it enables DropCar to utilize valet resources exclusively for income generating activities including higher margin B2B services. Management and the Board of Directors (“Board”) will continue to evaluate the performance of DropCar’s B2C business in its newly configured form and may make further adjustments as it sees fit.

Binding Term Sheet to Sell Low Voltage Contracting Unit

As previously disclosed, DropCar has been focused on monetizing this non-strategic, albeit profitable, infrastructure contracting unit.

To this end, DropCar considered numerous options, engaged a number of financial institutions, and retained an independent business broker to market this subsidiary. After evaluating all options, DropCar agreed to a binding term sheet to sell the assets of this subsidiary to the employees and management of the contracting unit, for $3.5 million in a non-dilutive all-cash transaction. Closing of this sale is expected to occur in the 4th quarter of 2018, however, there can be no assurance that the sale will be consummated on the terms previously negotiated or at all.

CEO Remarks

“With more than 250,000 vehicle movements to date, and a list growing everyday of OEMs, dealer, fleet companies, and car sharing companies interested in our technology and services, we have established our platform as an enabling technology for the future of urban mobility,” said Spencer Richardson, co-founder and CEO. “We believe that the steps we’ve taken on our B2B and B2C services, combined with the expected strategic sale of our low voltage contracting unit will increase our operating capital, reduce our overall costs and accelerate our path towards profitability.

“Our streamlined focus on higher margin lines of business, as well as leveraging the proceeds from the expected sale, we believe will enable us to further invest in technology development that our Tier One customers are asking for, including building application programming interfaces (“APIs”) and other ‘hooks’ to embed our services into their apps and/or into the vehicles themselves.

“As OEMs and other automotive-related companies expand the notion of subscriptions and “cars as a service”, which offer all-inclusive features like insurance and maintenance, we are hearing from our partners that they need a turnkey mobility partner like DropCar to unlock the potential for these programs to scale.

Executive management and the Board are fully aligned on these strategic moves, and we are looking forward to reporting back on our progress in the coming quarters.”

Conference Call With DropCar CEO and CFO

DropCar will host a conference call today at 5PM Eastern Daylight Time (EDT) featuring remarks by, and Q&A with, CEO Spencer Richardson and CFO Paul Commons.  The dial-in number for the conference call is toll-free: 877-407-0782 (U.S. domestic) or +1 (201) 689-8567 (international). Please make sure to call at least five minutes before the scheduled start time.

To listen online, please click: http://www.investorcalendar.com/event/37180

For interested individuals unable to join the live event, a replay will be available until 8/21/18 (17:00PM EDT). To access the recording, dial toll-free (domestic) 877-481-4010 or (internationally) 919-882-2331. The replay passcode is 37180.

About DropCar

Founded and launched in New York City in 2015, DropCar (Nasdaq: DCAR) offers its Vehicle Support Platform (VSP), a cloud-based platform and mobile apps that help consumers and automotive-related companies reduce the cost, hassles and inefficiencies of owning a car, or fleet of cars, in urban centers. Consumers use DropCar’s mobile app to ease the cost and stress of owning a car in the city. Dealerships, fleet owners, OEMs and shared mobility companies use DropCar’s enterprise platform to reduce costs, streamline logistics and deepen relationships with customers. More information is available at www.dropcar.com.

Forward-Looking Statements

This press release contains “forward-looking statements” that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this press release regarding strategy, future operations, future financial position, future revenue, projected expenses, prospects, plans and objectives of management are forward-looking statements. Such statements are based on management’s current expectations and involve risks and uncertainties. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors, including, without limitation, the ability to project future cash utilization and reserves needed for contingent future liabilities and business operations, the availability of sufficient resources of the company to meet its business objectives and operational requirements and the impact of competitive products and services and technological changes. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors under the heading “Risk Factors” in DropCar’s filings with the Securities and Exchange Commission. Except as required by applicable law, DropCar undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact

Daniel Gelbtuch, VP of Corporate Finance for DropCar

daniel@DropCar.com (917) 509-9582